                                                                   EXHIBIT 4(a)



                                MBNA CORPORATION
                      COMPOSITE ARTICLES OF INCORPORATION


                                ARTICLE I - NAME


         The name of the corporation (hereinafter called the "Corporation") is MBNA Corporation. (As amended 1/10/91)

                              ARTICLE II - PURPOSE


         The Corporation is formed to engage in the business of banking and finance, directly and through subsidiaries. It may engage in any other business permitted by law.

               ARTICLE III - PRINCIPAL OFFICE AND RESIDENT AGENT


         The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                           ARTICLE IV - CAPITAL STOCK


         (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 720,000,000 shares, of which 700,000,000 shares are classified as Common Stock, par value $.01 per share, and 20,000,000 shares are classified as Preferred Stock, par value $.01 per share. The aggregate par value of all shares of all classes which the Corporation is authorized to issue is $7,200,000. (As amended by the Company's Stockholders on 4/22/96)

         (b) The Preferred Stock may be issued in series. Prior to issuance, the Board of Directors shall set the terms of the Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

         (c) The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

         (d) Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any stock of any class or securities convertible into stock of any class of the Corporation.

                         ARTICLE V - BOARD OF DIRECTORS


         (a) The Corporation shall initially have four directors. The initial directors, who shall act as such until the first annual meeting or until their successors are duly elected and qualify shall be Charles M. Cawley, John R. Cochran, Bruce L. Hammonds and M. Scot Kaufman. The number of directors may be increased or decreased as provided in the By-Laws of the Corporation.

         (b) The Board of Directors may authorize the issuance from time to time of stock of the Corporation of any class, now or hereafter authorized, and securities convertible into stock of the Corporation of any class, now or hereafter authorized, for such consideration and on such other terms as the Board of Directors may deem advisable, without stockholder approval.

                              ARTICLE VI - VOTING


         Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the charter.


                  ARTICLE VII - LIABILITY AND INDEMNIFICATION


         (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Association shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

         (b) To the fullest extent permitted by the Maryland General Corporation Law, the Corporation shall indemnify and advance expenses to its currently acting and its former directors. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors, and may do so to such further extent as is consistent with law. The Board of Directors may by bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

         (c) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


          ARTICLE VIII - CONTROL SHARE ACQUISITION STATUTE EXEMPTIONS

         (As amended by adding this new Article VIII and renumbering existing
Article VIII as Article IX 1/21/91)

         Any acquisition of shares of the Corporation on or after January 21, 1991 by Alfred Lerner (or his successor in interest) ("Lerner") or by The Progressive Corporation (or its successors in interest) ("Progressive"), or by any present or future affiliate or associate thereof so long as such affiliate or associate is at the time in question such an affiliate or associate (or any person acting in concert or in a group with any of the foregoing) is, pursuant to Section 3-702(b) of the Maryland General Corporation Law (the "MGCL") (or any successor or replacement provision or statute), hereby approved for purposes of and exempted from the provisions of, Subtitle 7 of Title 3 of the MGCL (or any successor or replacement provision or statute), with the result that any shares acquired by any such person shall have all voting rights otherwise appurtenant thereto, notwithstanding Subtitle 7 of Title 3 of the MGCL (or any successor or replacement provision or statute).

         Notwithstanding anything in the Charter or bylaws of the Corporation (as each may be amended from time to time) to the contrary, this ARTICLE may not be amended, altered or repealed except with the unanimous approval of all of the members of the Board of Directors and the written consent of all persons or entities then in existence and specified above that may be adversely affected, or that may lose any privilege or right, as a result of such amendment, alteration or repeal. (As amended by deleting the second paragraph of Article VIII and inserting in lieu thereof the foregoing second paragraph 1/28/91)


                            ARTICLE IX - AMENDMENTS


         Except as set forth in this Article, The Corporation reserves the right to make, from time to time, any amendments of its charter which may now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the charter.


Filed:               12/6/90
Adopted:             12/6/90
Board Approval:      1/10/91
                     1/21/91
                     1/28/91
                     4/21/92
                     4/22/96

                                MBNA CORPORATION

                        ARTICLES SUPPLEMENTARY - SERIES A

                            (Filed November 9, 1995)

                 FIRST: 10,000,000 shares of authorized but unissued common stock, par value $.01 per share, of the Corporation, have been reclassified as additional shares of Preferred Stock, par value $.01 per share, and 6,000,000 shares of authorized but unissued Preferred Stock of the Corporation have been classified as 7-1/2% Cumulative Preferred Stock, Series A, $.01 par value, of the Corporation (the "Series") with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as follows:

                 1. Dividends. (a) Dividends shall be payable on the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to and including January 14, 1996 and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on January 15, April 15, July 15 and October 15 in each year, commencing January 15, 1996, and shall end on and include the day next preceding the first day of the next Dividend Period, in an amount equal to $.46875 per share per quarterly Dividend Period. Dividends shall be cumulative from such date of original issue and shall be payable, when, as and if declared by the Board of Directors, on April 15, July 15, October 15 and January 15 of each year (each, a "Dividend Payment Date"), commencing on January 15, 1996. Each dividend on the shares of this Series will be payable to the holders of record of the shares of this Series as they appear on the stock books of the Corporation on such record date as may be fixed by the Board of Directors of the Corporation, which record date will not be more than sixty (60) days prior to the applicable Dividend Payment Date.

                 (b) Dividends payable on this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days included in the Dividend Period.

                 (c) Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                 (d) No full dividends shall be declared or paid or set apart for payment on any series stock ranking, as to dividends, on a parity with this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other stock bear to each other.

                 (e) So long as any shares of this Series are outstanding, no dividend (other than a dividend payable in common stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any common stock or any other stock of the Corporation ranking junior to this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                 2. Redemption. (a) The holders of the shares of this Series may not require the Corporation to redeem any shares of this Series. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time on or after January 15, 2001, at a redemption price of $25 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                 (b) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by lot or pro rata as may be determined by the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                 (c) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed cease to accrue on the redemption date.

                 (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (e) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

                 (f)      Notwithstanding the foregoing provisions of this
         Section 2, if any dividends on this Series or any other series of cumulative Preferred Stock ranking on a parity with this Series are in arrears, no shares of this Series or any such parity series shall be redeemed unless all outstanding shares of this Series or any such parity series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series or any such parity series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series or any such parity series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                          3. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                          4. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $25 per share, plus accrued and unpaid dividends thereon.

                 (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this
         Section 4, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                 (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full preferential amounts to which they are entitled.

                 (d) Neither the sale of all or substantially all of the assets of the Corporation, nor the merger or consolidation or share exchange of the Corporation into or with any other corporation or the merger or consolidation or share exchange of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

                 (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 4 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                 5. Ranking. Any stock of any class or classes of the Corporation shall be deemed to rank:

                 (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                 (b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                 (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be common stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                          6. Voting Rights. (a) Except as indicated below, the shares of this Series shall not be entitled to vote on any matter including, but not limited to:

                          (i) Any merger, consolidation, share exchange or sale of all or substantially all of the assets of the Corporation except to the extent such action changes or alters the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications and terms and conditions of redemption of this Series as expressly set forth herein in a manner adverse to the holders of this Series, or,

                          (ii) An increase in the authorized amount of this Series or the creation, authorization or issuance of an additional series ranking on a parity with the shares of this Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such shares ranking on a parity with, or to authorize or issue any obligation or security convertible into or evidencing the right to purchase any such pari passu shares.

                 (b)      Notwithstanding the foregoing:

                          (i) The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares of this Series, shall be necessary for any amendment, alteration or repeal, whether by merger, consolidation, share exchange or otherwise, of the Charter of the Corporation, any articles supplementary thereto or of the resolutions contained in the articles supplementary thereto, which changes or alters the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of this Series as expressly set forth herein in a manner adverse to the holders of this Series;

                          (ii) The affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, shall be necessary to authorize or issue any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such prior shares, or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                          (iii) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends (as hereinafter defined) on this Series, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the shares of this Series (together with the holders of the Preferred Stock of all other series upon which like voting rights have been conferred and are exercisable), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation (each a "Preferred Director") to fill such newly created directorships. Each holder of shares of this Series will have one vote for each share of stock held and each holder of each other series of Preferred Stock with like voting rights will have such number of rights, if any, for each share of stock held as may be granted to such holder. Such right shall continue until there are no dividends in arrears upon this Series, subject to re-vesting in the event of each and every subsequent default in preference dividends on this Series. Any Preferred Director may be removed with or without cause by the vote of the holders of record of the outstanding shares of Preferred Stock entitled to elect such Preferred Director, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of such shares of Preferred Stock, called for the purpose. Any Preferred Director may be removed for cause by the vote of the holders of outstanding shares of stock of the Corporation entitled to vote for the election of directors. So long as a default in any preference dividends on this Series shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, subject to the rights of the holders of any other series of Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on this Series shall be deemed to have occurred whenever the amount of accrued dividends upon this Series shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of this Series shall have been paid to the end of the last preceding dividend period.

                 SECOND: The shares of Common Stock have been reclassified as Preferred Stock and the shares of this Series have been reclassified by the Board of Directors of the Corporation under the authority contained in the Charter of the Corporation. The terms of this Series have been fixed by a committee of the Board of Directors pursuant to a general formula adopted by the Board of Directors.

                                MBNA CORPORATION

                       ARTICLES SUPPLEMENTARY - SERIES B


                 MBNA CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: 6,000,000 shares of authorized but unissued Preferred Stock of the Corporation have been classified as Adjustable Rate Cumulative Preferred Stock, Series B, $.01 par value, of the Corporation (the "Series") with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as follows:

                 1. Dividends. (a) Dividends shall be payable on the shares of the Series for the period from September 23, 1996 to October 15, 1996 (the "Initial Dividend Period") at the rate of 7.0% per annum ($.1069 per share). For each quarterly dividend period after the Initial Dividend Period (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which Dividend Periods shall commence on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1996, and shall end on and include the day next preceding the first day of the next Dividend Period, dividends payable on the shares of the Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 2) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series. Dividends shall be fully cumulative from September 23, 1996 and shall be payable, as, if and when declared by the Board of Directors, on January 15, April 15, July 15 and October 15 of each year (each, a "Dividend Payment Date"), commencing on October 15, 1996. If a Dividend Payment Date is not a business day, dividends (if declared) on the shares of the Series will be paid on the immediately succeeding business day, without interest. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation and shall be not more than 60 days preceding the payment date of such dividend. The right of the holders of the shares of the Series to receive dividends is fully cumulative and, accordingly, all dividends not paid, whether or not declared, will accumulate without interest until declared and paid, which declaration and payment may be for all or part of the then accumulated dividends. The Corporation's ability to pay dividends on its Preferred Stock, including the Series, is subject to policies established by the Federal Reserve Board.

                 (b) Dividends payable on the Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in any period less than one month.

                 (c) Holders of shares of the Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series which may be in arrears.

                 (d) No full dividends shall be declared or paid or set apart for payment on any stock ranking, as to dividends, on a parity with the Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Series and any other stock ranking on a parity as to dividends with the Series, all dividends declared upon shares of the Series and any other series of stock ranking on a parity as to dividends with the Series shall be declared pro rata so that the amount of dividends declared per share on the Series and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series and such other stock bear to each other.

                 (e) So long as any shares of the Series are outstanding, no dividend (other than a dividend payable in common stock or in any other stock ranking junior to the Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to the Series as to dividends or upon liquidation, nor shall any common stock or any other stock of the Corporation ranking junior to the Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                 2. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period (other than the Initial Dividend Period) will be equal to 99.0% of the Effective Rate (as defined below), but not less than 5.5% per annum or more than 11.5% per annum. The "Effective Rate" for any Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                          (i)      any one of the Treasury Bill Rate,
                 the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

                          (ii)     only one of the Treasury Bill Rate,
                 the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

                          (iii)    none of the Treasury Bill Rate, the
                 Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, the Effective Rate for the preceding dividend period will be continued for such Dividend Period.

                 (b) Except as described below in this paragraph, the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 (c) Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar

         Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 (d) Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the

         Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                 (e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

                 (f) The Applicable Rate with respect to each Dividend Period (other than the Initial Dividend Period) will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of the shares of the Series.

                 (g)      For purposes of this Section,

                          (i)      "Calendar Period" means a period of
                 fourteen calendar days;

                          (ii)     "Federal Reserve Board" means the
                 Board of Governors of the Federal Reserve System;

                          (iii)    "Special Securities" means
                 securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                          (iv)     "Ten Year Average Yield" means the
                 average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                          (v)      "Thirty Year Average Yield" means
                 the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                 3. Changes in the Dividends-Received Percentage. (a) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), certain adjustments may be made in respect of the dividends payable by the Corporation and Post Declaration Date Dividends (as defined below) may become payable, as described below.

                 (b) The amount of each dividend payable (if declared) per share of the Series for dividend payments made on or after the effective date of enactment of such change in the Code will be adjusted by multiplying the amount of the dividend payable determined as described in Section 1 above (before adjustment) by a factor which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                                  1-.35(1-.70)
                                 --------------
                                  1-.35(1-DRP)

                 (c) For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in Section 243(a)(1) of the Code or any successor provision thereto, will give rise to an adjustment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service (the "IRS") to the effect that such an amendment would not apply to a dividend payable on the shares of the Series, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. The Corporation's calculation of the dividends payable as so adjusted shall be final and not subject to review.

                 (d) Notwithstanding the foregoing, if any amendment to the Code is enacted and effected after a dividend payable on a Dividend Payment Date has been declared but not paid, the amount of the dividend payable on such Dividend Payment Date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends"), equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula over (y) the dividend paid by the Corporation on such Dividend Payment Date, will be payable (if declared) to holders of shares of the Series on the record date applicable to the next succeeding Dividend Payment Date or, if the Series is called for redemption prior to such record date, to holders of shares of the Series on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

                 (e) In the event that the amount of dividends payable per share of the Series is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends to the holders of the shares of the Series.

                 4. Redemption. (a) The holders of the shares of the Series may not require the Corporation to redeem any shares of the Series. The Corporation, at its option, may redeem shares of the Series, in whole or in part, at any time and from time to time, on or after October 15, 2001, at a redemption price of $25 per share, plus accrued and unpaid dividends thereon (whether or not declared) to the date fixed for redemption.

                 (b) In the event that fewer than all the outstanding shares of the Series are to be redeemed, the number of shares to be redeemed shall be determined by lot or pro rata as may be determined by the Corporation or by any other method as may be determined by the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series is listed.

                 (c) In the event the Corporation shall redeem shares of the Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares of the Series to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of the Series to be redeemed cease to accrue on the redemption date.

                 (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (e) Any shares of the Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

                 (f)      Notwithstanding the foregoing provisions of this
         Section 4, if any dividends on the shares of the Series or any other series of cumulative Preferred Stock ranking on a parity with the Series are in arrears, no shares of the Series or any such parity series shall be redeemed unless all outstanding shares of the Series or any such parity series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series or any such parity series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series or any such parity series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series.

                 (g)      Notwithstanding the foregoing provisions of this
         Section 4, if the Dividends-Received Percentage is less than 50% and, as a result, the amount of dividends on the Series payable on any Dividend Payment Date will be or is adjusted upwards as described in
         Section 3 above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series, provided, that within 60 days of the date on which an amendment to the Code is enacted which reduces the Dividends-Received Percentage to less than 50%, the Corporation sends notice to holders of the Series of such redemption pursuant to paragraph (c) of this Section 4. Any redemption of the Series pursuant to this paragraph will take place on the date specified in the notice, which shall not be less than 30 nor more than 60 days from the date such notice is sent to holders of the Series. Any redemption of the Series in accordance with this paragraph shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to the date fixed for the redemption, including any changes in dividends payable due to changes in the Dividends-Received Percentage and Post Declaration Date Dividends, if any:

 Redemption Period                                                                    Redemption Price
 -----------------                                                                    ----------------
 September 23, 1996 to October 14, 1997  . . . . . . . . . . . . . . . . . .                $26.25

 October 15, 1997 to October 14, 1998  . . . . . . . . . . . . . . . . . . .                $26.00

 October 15, 1998 to October 14, 1999  . . . . . . . . . . . . . . . . . . .                $25.75

 October 15, 1999 to October 14, 2000  . . . . . . . . . . . . . . . . . . .                $25.50

 October 15, 2000 to October 14, 2001  . . . . . . . . . . . . . . . . . . .                $25.25

 On or after October 15, 2001  . . . . . . . . . . . . . . . . . . . . . . .                $25.00

                 5. Conversion. The holders of shares of the Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                 6. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Series, a liquidating distribution in the amount of $25 per share plus an amount equal to accrued and unpaid dividends thereon (whether or not declared).

                 (b) After the payment to the holders of the shares of the Series of the full preferential amounts provided for in this Section 6, the holders of the Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                 (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the shares of the Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series are not paid in full, the holders of the shares of the Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full preferential amounts to which they are entitled.

                 (d) Neither the sale of all or substantially all of the assets of the Corporation, nor the merger or consolidation or share exchange of the Corporation into or with any other corporation or the merger or consolidation or share exchange of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 6.

                 7. Ranking. Any stock of any class or classes of the Corporation shall be deemed to rank:

                 (a) senior to the shares of the Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series;

                 (b) on a parity with shares of the Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series; and

                 (c) junior to shares of the Series, either as to dividends or upon liquidation, if such class shall be common stock or if the holders of shares of the Series shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                 8. Voting Rights. (a) Except as indicated below, the shares of the Series shall not be entitled to vote on any matter including, but not limited to:

                          (i)      Any merger, consolidation, share
                 exchange or sale of all or substantially all of the assets of the Corporation except to the extent such action amends, alters or repeals the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications and terms and conditions of the redemption of the Series as expressly set forth herein in a manner adverse to the holders of the Series, or,

                          (ii)     An increase in the authorized amount
                 of the Series or the creation, authorization or issuance of an additional series ranking on a parity with the shares of the Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such shares ranking on a parity with, or to authorize or issue any obligation or security convertible into or evidencing the right to purchase any such pari passu shares.

                 (b)      Notwithstanding the foregoing:

                          (i)      The affirmative vote of at least
                 two-thirds of the votes entitled to be cast by holders of shares of the Series and all other series of Preferred Stock ranking on a parity with shares of the Series as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, shall be necessary for any amendment, alteration or repeal, whether by merger, consolidation, share exchange or otherwise, of the Charter of the Corporation, including any articles supplementary thereto, which adversely affects the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption of the Series as expressly set forth herein in a manner adverse to the holders of the Series;

                          (ii)     The affirmative vote of at least
                 two-thirds of the votes entitled to be cast by the holders of the shares of the Series and all other series of Preferred Stock ranking on a parity with shares of the Series as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, shall be necessary to authorize or issue any shares of any class of stock of the Corporation ranking prior to the shares of the Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such prior shares, or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                          (iii)    If at the time of any annual meeting
                 of the Corporation's stockholders for the election of directors there is a default in preference dividends (as defined below) on the Series, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the shares of the Series (together with the holders of the Preferred Stock of all other series upon which like voting rights have been conferred and are exercisable), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation (each a "Preferred Director") to fill such newly created directorships. Each holder of shares of the Series will have one vote for each share of stock held and each holder of each other series of Preferred Stock with like voting rights will have such number of rights, if any, for each share of stock held as may be granted to such holder. Such right shall continue until there are no dividends in arrears upon the Series, subject to re-vesting in the event of each and every subsequent default in preference dividends on the Series. Any Preferred Director may be removed with or without cause by the vote of the holders of record of the outstanding shares of Preferred Stock entitled to elect such Preferred Director, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of such shares of Preferred Stock, called for that purpose. Any Preferred Director may be removed for cause by the vote of the holders of outstanding shares of stock of the Corporation entitled to vote for the election of directors. So long as a default in any preference dividends on the Series shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, subject to the rights of the holders of any other series of Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series shall be deemed to have occurred whenever the amount of accrued dividends upon the Series shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of the Series shall have been paid to the end of the last preceding dividend period.

                 SECOND: The shares of the Series have been classified and the terms of the Series have been fixed by a committee of the Board of Directors pursuant to a general formula adopted by the Board of Directors under authority set forth in the Charter of the Corporation.

                 IN WITNESS WHEREOF, MBNA Corporation has caused this instrument to be signed in its name and on its behalf by its Executive Vice President, and attested by its Secretary, this 18th day of September, 1996.

                 The undersigned Executive Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


                                        MBNA CORPORATION


                                        By:
                                           ------------------------
                                            Executive Vice President


Attest:


------------------------------
Secretary